EXHIBIT 99.1

STAVROS MESAZOS GROUP OF COMPANIES

FINANCIAL STATEMENTS

DECEMBER 31, 2009 AND 2008

STAVROS MESAZOS GROUP OF COMPANIES

CONSOLIDATED FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of Stavros Mesazos Group of Companies

We have audited the accompanying consolidated balance sheets of the Stavros Mesazos Group of Companies as of December 31, 2009, and the related consolidated statements of income, shareholders’ equity and accumulated other comprehensive income, and cash flows for the year ended December 31, 2009. The Stavros Mesazos Group of Companies’ management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audit. The financial statement of Stavros Mesazos Group of Companies as of December 31, 2008 and for the two years in the period ended December 31, 2008 were audited by the other auditors who have ceased operations. The auditors expressed an unqualified opinion on those financial statements, dated December 22, 2009.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The companies are not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Stavros Mesazos Group of Companies as of December 31, 2009 and the results of its operations and its cash flows for the year ended December 31, 2009 in conformity with accounting principles generally accepted in the United States of America.

/s/ Friedman, LLP

Friedman, LLP

Marlton, NJ 08053

April 29, 2010

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of Stavros Mesazos Group ofThe report is a copy of the previously issued report. The predecessor auditor has not reissued the report. Companies

We have audited the accompanying combined balance sheets of the Stavros Mesazos Group of Companies as of December 31, 2008 and 2007, and the related combined statements of income, shareholders’ equity and accumulated other comprehensive income, and cash flows for each of the years in the two-year period ended December 31, 2008. The Stavros Mesazos Group of Companies’ management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The companies are not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of the Stavros Mesazos Group of Companies as of December 31, 2008 and 2007, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2008 in conformity with accounting principles generally accepted in the United States of America.

/s/ Bagell, Josephs, Levine & Company, L.L.C.

Bagell, Josephs, Levine & Company, L.L.C.

December 22, 2009

The report is a copy of the previously issued report. The predecessor auditor has not reissued the report.

STAVROS MESAZOS GROUP OF COMPANIES

BALANCE SHEETS

DECEMBER 31, 2009 AND 2008

ASSETS
	2009	2008
CURRENT ASSETS
Cash and cash equivalents	$57,159	$987,417
Receivable from owner	-	9,793,605
Contract receivables	22,548,331	24,271,953
Cost and estimated earnings in excess of billings	-	386,311
Prepaid taxes and expenses	4,271,458	1,452,801
TOTAL CURRENT ASSETS	26,876,948	36,892,087

PROPERTY, PLANT AND EQUIPMENT, NET
Property, plant and equipment, net	27,795	383,861

TOTAL ASSETS	$26,904,743	$37,275,948

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
Lines of credit	$11,356,165	$9,793,605
Due to suppliers	7,376,566	23,179,868
Accounts payable and other accrued expenses	129,709	972,640
Billings in excess of costs and estimated earnings	-	447,938
TOTAL CURRENT LIABILITIES	18,862,440	34,394,051

OTHER LIABILITIES
Deferred taxes	569,674	572,633
Other liabilities	25,685	95,854
TOTAL OTHER LIABILITIES	595,359	668,487

TOTAL LIABILITIES	19,457,799	35,062,538

COMMITMENTS AND CONTINGENCIES	-	-

SHAREHOLDERS' EQUITY
Owner’s capital	102,333	102,333
Accumulated other comprehensive income (loss)	125,914	(115,843)
Retained earnings	7,218,697	2,226,920
TOTAL SHAREHOLDERS' EQUITY	7,446,944	2,213,410

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$26,904,743	$37,275,948

See accompanying notes to these financial statements

STAVROS MESAZOS GROUP OF COMPANIES

STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

	2009	2008

REVENUE	$34,990,864	$61,965,224
COST OF REVENUE	(29,490,537)	(54,341,895)

GROSS PROFIT	5,500,327	7,623,329

OPERATING EXPENSES
Selling, general and administrative expenses	906,860	1,306,282
INCOME FROM OPERATIONS	4,593,467	6,317,047

OTHER EXPENSES
Interest expense	710,738	1,161,975
INCOME BEFORE PROVISION
FOR INCOME TAXES	3,882,729	5,155,072

PROVISION FOR INCOME TAXES	698,891	1,164,632

NET INCOME	$3,183,838	$3,990,440

See accompanying notes to these financial statements

STAVROS MESAZOS GROUP OF COMPANIES

STATEMENT OF SHAREHOLDERS' EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

	Owners' Capital	Retained Earnings	Accumulated Other Comprehensive Income	Total
Balance as of December 31, 2007	$60,582	$1,261,848	$180,759	$1,503,189

Distributions		(3,025,368)		(3,025,368)

Contributions	41,751			41,751

Comprehensive income:
Net income for the year ended December 31, 2008		3,990,440		3,990,440
Foreign currency translation adjustment, net of taxes of $-0-			(296,602)	(296,602)

Total Comprehensive Income	-	-	-	3,693,838

Balance as of December 31, 2008	$102,333	$2,226,920	$(115,843)	$2,213,410

Distributions		(16,985,367)		(16,985,367)

Contributions		18,793,306		18,793,306

Comprehensive income:
Net income for the year ended December 31, 2009		3,183,838		3,183,838
Foreign currency translation adjustment, net of taxes of $-0-			241,757	241,757

Total Comprehensive Income	-	-	-	3,425,595

Balance as of December 31, 2009	$102,333	$7,218,697	$125,914	$7,446,944

See accompanying notes to these financial statements

STAVROS MESAZOS GROUP OF COMPANIES

STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

	2009	2008

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$3,183,838	$3,990,440
Adjustments to reconcile net income to net cash
provided by operating activities
Depreciation	72,932	34,540
Deferred income taxes	56,089	207,325
Foreign exchange effect	241,757	(57,045)
Changes in operating assets and liabilities
Receivable from owner	9,793,605	-
Contract receivables	1,723,622	(22,647,639)
Costs in excess of billings	386,311	65,129
Prepaid taxes and expenses	(2,818,657)	2,329,592
Due to suppliers	(15,803,302)	17,754,261
Accrued liabilities	(972,148)	692,747
Billings in excess of costs and estimated earnings	(447,938)	(1,296,008)
Net cash provided by (used in) operating activities	(4,583,891)	1,073,342

CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from sale of property, plant and equipment	283,134	-
Purchase of property, plant and equipment	-	(44,582)
Net cash provided by (used in) investing activities	283,134	(44,582)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of equity	-	44,123
Net proceeds from lines of credit	1,562,560	29,468,959
Repayment of loans	-	(27,404,827)
Contributions from owners	18,793,306	-
Distributions to owners	(16,985,367)	(3,197,235)
Net cash provided by (used in) financing activities	3,370,499	(1,088,980)

NET DECREASE IN CASH	(930,258)	(60,220)

CASH - BEGINNING OF YEAR	987,417	1,047,637

CASH - END OF YEAR	$57,159	$987,417

Supplemental disclosures of cash flow information:
Interest paid	$706,197	$1,161,975
Income taxes paid	$125,108	$650,892

See accompanying notes to these financial statements

STAVROS MESAZOS GROUP OF COMPANIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2009 AND 2008

1. Summary of Business and Significant Accounting Policies

Basis of Presentation

Stavros Mesazos Group of Companies (“SM” or “the Company”) a group of construction entities domiciled in Greece and controlled by Stavros X. Mesazos, is a leading engineering and construction firm that specializes in the design, construction, and outfitting of commercial, agricultural, and industrial facilities in Greece. SM provides a turnkey solution for companies that are looking to build new or upgrade existing facilities, including design of the building, assistance in procuring European Union or Greek government grants, when applicable, managing the construction, and the purchasing and installation of equipment.

Basis of Consolidation

These projects have been undertaken by three companies: “STAVROS MESAZOS,” a personal company, “STAVROS X. MESAZOS & SIA E.E.” and “MESAZOS STAVROS & SIA E.E.” These three entities comprise the “STAVROS MESAZOS GROUP OF COMPANIES.” These entities are consolidated in these financial statements for the years ended December 31, 2009 and 2008 as though they were one entity. All of the companies historically operated as separate entities, and there were no intercompany transactions between the entities. The financial statements for the period reflect those operations. During early 2010 a new company called Tehmka, S.A. was formed and all contracts were assigned to this company.

In both E.E.s that operated in 2008, we were not owned by shareholders, but by percentage interests as in a partnership. In Stavros X. Mesazos & SIA E.E., Stavros X. Mesazos is the beneficial owner of forty percent (40%) of the interests and his two sons, Haris Mesazos and Konstantinos Mesazos each own thirty percent (30%). In the Mesazos Stavros & SIA E.E., Stavros X. Mesazos is the beneficial owner of twenty percent (20%) of the interests and his two sons, Haris Mesazos and Konstantinos Mesazos each own forty percent (40%). In the personal entity, Stavros X. Mesazos is the sole entity as it is a personal operation, as in a sole proprietorship. In all entities, Stavros X. Mesazos holds all of the voting rights of the interests.

In 2008, each of the shareholders of Stavros X. Mesazos & SIA E.E. contributed a total of $41,751 (30,000 Euro) in proportion to their ownership interests to increase the regulatory capital of the Company.

In 2009, the shareholders of Mesazos Stavros & SIA E.E. did not need to contribute to increase the regulatory capital of the Company.

During early 2010 a new company called Tehmka, S.A. was formed and all contracts were assigned to this company.

Use of Estimates

The consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Certain of the Company's accounting policies require higher degrees of judgment than others in their application. These include the recognition of revenue and earnings from construction contracts under the percentage of completion method, the valuation of long-term assets, and income taxes. Management evaluates all of its estimates and judgments on an on-going basis.

STAVROS MESAZOS GROUP OF COMPANIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2009 AND 2008

Revenue Recognition

Construction

The Company's primary business is as a provider of engineering and contracting services to private sector companies and industry cooperatives. Credit risk with private owners is minimized because of the receipt of postdated checks and other liens throughout the construction progress until final cash payment has been secured.

Revenues are recognized on the percentage-of-completion method, measured by the ratio of costs incurred up to a given date to estimated total costs for each contract.

Contract costs include all direct material, labor, subcontracting and other costs and those indirect costs related to contract performance, such as indirect salaries and wages, equipment repairs and depreciation, insurance and payroll taxes. Administrative and general expenses are charged to expense as incurred. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions and estimated profitability, including those changes arising from contract penalty provisions and final contract settlements may result in revisions to costs and income and are recognized in the period in which the revisions are determined. An amount attributable to contract claims is included in revenues when realization is probable and the amount can be reliably estimated. Cost and estimated earnings in excess of billings included $0 and $386,311 at December 31, 2009 and 2008, for contract claims not yet billed to the customer. The zero amount for 2009 was the result of billings equaling work performed as of December 31, 2009. The Company, as of December 31, 2009, had billed its clients for all of the work that had been performed to that date, leaving a zero balance due to the Company from all projects. The Company generally provides a twelve (12) month warranty for workmanship under its contracts. Warranty claims historically have been insignificant.

Architecture

The Company recognizes revenue from architectural and design services on the basis of the Company’s estimates of the percentage-of-completion of the underlying construction contracts or based on progress towards completion of design and other service agreements. A portion of the total contract price is recognized as revenue based on management’s estimate of the percentage-of-completion as compared to the total contract amount. Certain long-term contracts may extend over one or more years, and revisions in cost and profit estimates during the course of the work are reflected in the period in which the facts become known. At the time a loss on a contract becomes known, the entire amount of the loss is accrued.

Cash and Cash Equivalents

The Company considers all highly liquid investments with original or remaining maturities of three months or less at the time of purchase to be cash equivalents. The Company has concentrated its risk for cash by maintaining deposits in foreign bank accounts, which are insured by the Greek Government up to a limit of €100,000 per account holder, regardless of which bank is the depository. Uninsured bank deposits as of December 31, 2009 and December 31, 2008 were $0 and $848,287.

STAVROS MESAZOS GROUP OF COMPANIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2009 AND 2008

Contracts Receivable

Contract receivables are primarily concentrated with private companies located throughout Greece. Credit terms for payment of products and services are extended to customers in the normal course of business and no interest is charged. The Company often accepts various forms of collateral including postdated checks, and can follow the practice of filing statutory liens or stop notices on all construction projects when collection problems are anticipated. The Company uses the allowance method of accounting for losses from uncollectible accounts. Under this method an allowance is provided based upon historical experience and management's evaluation of outstanding contract receivables at the end of each year. Because of the short-term nature of the projects and the frequent collection of collateral in the form of postdated checks from the customer, receivables are rarely deemed uncollectible.

Retainage

The Company does not have retention provisions in its present operations since all contracts are pre-approved in the governmental grant program, if applicable, and are fixed price contracts. Any change orders upward are paid in advance by the client and change orders downward cause a credit to the client’s contractual balance.

Foreign currency translation and other comprehensive income

The functional currency of the Company is the Euro. For financial reporting purposes, Euros have been translated into United States Dollars ("USD") as the reporting currency. Assets and liabilities are translated at the exchange rate in effect at the balance sheet date. Income statement accounts are translated at the average rate of exchange prevailing for the period. Capital accounts are translated at their historical exchange rates when the capital transaction occurred. Translation adjustments arising from fluctuations in exchange rates from period to period are included as a component of shareholders’ equity in accumulated other comprehensive income.

Property, plant and Equipment

Property, plant and equipment is stated at cost. Depreciation is computed using the straight-line method based upon the estimated useful lives of the assets, generally ten to thirty years. Maintenance and repairs are charged to expense as incurred.

Deferred Taxes

Deferred income taxes are recognized for the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year-end based on enacted tax laws and statutory tax rates. The Company has recorded a valuation allowance offsetting the deferred tax assets as realization of these assets has not been determined to be more likely than not.

Fair Value of Financial Instruments

Our financial instruments consist of cash, contract receivables, prepayments, deposits, short term borrowings, and accounts due to suppliers. We believe the fair value of these items reflect their carrying amounts, primarily due to the short term nature of these instruments.

In 2007, the FASB issued new guidance relating to the measurement and disclosure of financial assets and liabilities. This guidance established a framework for measuring fair value in GAAP and clarified the definition of fair value within that framework. This guidance does not require assets and liabilities that were previously recorded at cost to be recorded at fair value or for assets and liabilities that are already required to be disclosed at fair value, This guidance introduced, or reiterated, a number of key concepts which form the foundation of the fair value measurement approach to be used for financial reporting purposes. The fair value of the Company’s financial instruments reflects the amounts that the Company estimates to receive in connection with the sale of an asset or paid in connection with the transfer of a liability in an orderly transaction between market participants at the measurement date (exit price). This guidance also established a fair value hierarchy that prioritizes the use of inputs used in valuation techniques into the following three levels:

Level 1—quoted prices in active markets for identical assets and liabilities.

STAVROS MESAZOS GROUP OF COMPANIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2009 AND 2008

Level 2—observable inputs other than quoted prices in active markets for identical assets and liabilities.

Level 3—unobservable inputs.

The adoption of this guidance did not have an effect on the Company’s financial condition or results of operations, but this guidance introduced new disclosures about how we value certain assets and liabilities. Much of the disclosure is focused on the inputs used to measure fair value, particularly in instances where the measurement uses significant unobservable (Level 3) inputs. As of December 31, 2009 and December 31, 2008, the Company did not have financial assets or liabilities that would require measurement on a recurring basis based on this guidance.

Recently Issued Accounting Pronouncements

In May 2009, the FASB issued SFAS No. 165, Subsequent Events (ASC 855, Subsequent Events) “ASC 855”. ACS 855 establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. Specifically, ASC 855 provides (a) the period after the balance sheet date during which management of a reporting entity should evaluate events or transactions that may occur for potential recognition or disclosure in the financial statements; (b) the circumstances under which an entity should recognize events or transactions occurring after the balance sheet date in its financial statements; and (c) the disclosures that an entity should make about events or transactions that occurred after the balance sheet date. ASC 855 is effective for interim or annual financial periods ending after June 15, 2009, and shall be applied prospectively. The Company adopted ASC 855 in the second quarter of 2009. The adoption did not materially impact the Company. We considered all subsequent events through April 19, 2010, the date the financial statements were available to be issued.

In June 2009, FASB issued SFAS No.168, FASB Accounting Standards Codification TM and the Hierarchy of Generally Accepted Accounting Principles—a replacement of FASB Statement No. 162 (ASC 105, Generally Accepted Accounting Principles) “ASC 105”, which states that the FASB Accounting Standards CodificationTM (Codification) will become the source of authoritative U.S. generally accepted accounting principles (GAAP) recognized by the FASB to be applied by nongovernmental entities. On the effective date of this Statement, the Codification will supersede all then-existing non-SEC accounting and reporting standards. All other non-grandfathered non-SEC accounting literature not included in the Codification will become non-authoritative. ASC 105 is effective for financial statements issued for interim and annual periods ending after September 15, 2009. The codification is effective for these third quarter financial statements and the principal impact is limited to disclosures as all future references to authoritative literature will be reference in accordance with the codification.

In August 2009, the FASB issued Accounting Standards Update (“ASU”) No. 2009-05, Fair Value Measurements and Disclosures (Topic 820) – Measuring Liabilities at Fair Value. This ASU provides amendments for fair value measurements of liabilities. It provides clarification that in circumstances in which a quoted price in an active market for the identical liability is not available, a reporting entity is required to measure fair value using one or more techniques. ASU 2009-05 also clarifies that when estimating a fair value of a liability, a reporting entity is not required to include a separate input or adjustment to other inputs relating to the existence of a restriction that prevents the transfer of the liability. ASU 2009-05 is effective for the first reporting period (including interim periods) beginning after issuance or fourth quarter 2009. The Company is assessing the impact of ASU 2009-05 on our financial condition, results of operations, and disclosures. The implementation of the fair value guidance for nonfinancial assets and nonfinancial liabilities, effective January 1, 2009, did not have a material impact on our consolidated financial position and results of operations.

In October 2009, the FASB issued amendments to the accounting and disclosure for revenue recognition. These amendments, effective for fiscal years beginning on or after June 15, 2010 (early adoption is permitted), modify the criteria for recognizing revenue in multiple element arrangements and the scope of what constitutes a non-software deliverable. The Company is currently assessing the impact (if any) on its consolidated financial position and results of operations.

Other accounting standards that have been issued or proposed by the FASB or other standards-setting bodies are not expected to have a material impact on the Company’s financial position, results of operations and cash flows.

STAVROS MESAZOS GROUP OF COMPANIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2009 AND 2008

The Company considered all subsequent events through April 30, 2010, the date the financial statements were available to be issued.

Subsequent Events

In May 2009, the FASB issued FASB ASC 855-10, Subsequent Events, which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before the financial statements are issued or are available to be issued. The Company adopted FASB ASC 855-10 effective April 1, 2009 and has evaluated subsequent events after the balance sheet date of December 31, 2009 through the date the financial statements were issued.

Earnings per Share

The Company does not have shares and therefore does not report earnings per share.

2. Contract Receivables

Contract receivables are summarized as follows:

	December 31, 2009	December 31, 2008

Completed Contracts	$303,014	$22,127,603
Contracts in Progress	22,245,317	2,144,350
Total	$22,548,331	$24,271,953

Collateralized receivables are receivables from customers in which payment has already been secured through the issuance of a check by the customer that is held by the Company until the work has been completed and payment agreed to. The amount of receivables above that were collateralized by checks issued by customers at December 31, 2009 and December 31, 2008, respectively, were $ 13,549,315 and $20,006,507,

The Company uses the allowance method of accounting for losses from uncollectible accounts. Under this method, an allowance is provided based upon historical experience and management's evaluation of outstanding contract receivables at the end of each year. Because of the short-term nature of the projects and the frequent collection of collateral in the form of postdated checks from the customer, receivables are rarely deemed uncollectible. During 2009 and 2008, the Company did not designate any receivables as uncollectable.

STAVROS MESAZOS GROUP OF COMPANIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2009 AND 2008

3. Costs and Estimated Earnings in Excess of Billings / Billings in Excess of Costs and Estimated Earnings

	December 31, 2009	December 31, 2008

Costs incurred on uncompleted contracts	$25,162,815	$7,123,683
Estimated earnings	4,699,353	1,026,126
Total	29,162,168	8,149,809
Less: Billings to date	(29,162,168)	(8,182,660)
Total	$--	$(32,851)
Included in balance sheet under following captions:
Costs and estimated earnings in excess of billings	$--	$386,311
Billings in excess of costs and estimated earnings	--	(447,938)
Foreign currency effect	--	28,776
Total	$--	$(32,851)

At December 31, 2009, the Company had billed all of its costs and estimated earnings that it had calculated based on the percentage of completion method.

4. Prepaid taxes and expenses

Prepaid taxes and expenses represent deposits made to suppliers and subcontractors for equipment or services to be rendered in connection with the contracts. During 2008 there were amounts paid in excess of the current Value Added Tax due, while for 2009, a liability existed.

5. Due to Suppliers

Due to Suppliers represents accounts payable to third parties primarily for equipment due on demand without interest.

6. Lines of Credit

Lines of credit consist of the following loan amounts per bank. All loans, although in the names of one of the Stavros Mesazos Group of Companies, are guaranteed by the checks issued by the client and / or its principal shareholder or owner. Amounts below are shown in dollars, but each loan is denominated in Euro. Each line is used for general project purposes. The loans are set forth below.

Bank	Interest Rate	December 31, 2009	December 31, 2008
Probank	8.50%	$852,422	$640,736
Alpha Bank	8.50%	3,311,788	1,973,453
Alpha Bank	8.50%	-0-	2,379,353
National Bank of Greece	8.50%	62,885	445,684
Panellina Bank	8.60%	5,071,694	2,158,802
Elliniki Bank	11.30%	968,040	1,058,913
Millenium Bank	8.10%	1,089,336	1,136,664
Total		$11,356,165	$9,793,605

STAVROS MESAZOS GROUP OF COMPANIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2009 AND 2008

The Company utilizes post-dated checks received from customers as collateral for these credit lines. The Banks have historically lent 70%-90% of the face value of these post-dated checks to the Company through these credit lines. As of December 31, 2009 and December 31, 2008, respectively, the value of collateral held by the banks was $13,549,314 and $19,403,775.

7.  Income Taxes

Income taxes are calculated using the two methods under the Greek taxation statutes. For individuals, there is a scaled tax rate ranging from 0% to 40% maximum rate on all income over €45,000. The individual rate applies to the personal company that is consolidated in these financials. The rate for the other two entities comprising the Company is at a constant twenty percent (20%).

The Company, as a result of its method of operation, whereby it is constructing facilities under the EU grant program and the National Development Fund, is continually audited by the Greek government and by representatives of the EU. The relevant audits are conducted by auditors from the Ministry of Economics, the Ministry of Development, the Ministry of Agriculture, the Ministry of Public Works, the Ministry of Environment and the Greek Tax Authority. In the latter case of the Greek Tax Authority, the audits are ongoing and cover the areas of Value Added Tax rebatements and payments, income tax due or due for a refund to the Company. The Company has just completed in October 2009, a complete review of its operations by the Greek Tax Authority and is due for a rebate that is presently being calculated by the Tax Authority. We do not believe that such a refund will materially impact our financial results.

The provision for taxes consists of the following:

	December 31, 2009	December 31, 2008
Current	$129,217	$591,999
Deferred	569,674	572,633
Total	$698,891	$1,164,632

Deferred taxes as of December 31, 2009 and December 31, 2008 were almost entirely due to the requirement of using the completed contract method for calculating current income taxes in Greece, which results in a net loss for the periods ended December 31, 2009 and 2008 on a tax basis.

STAVROS MESAZOS GROUP OF COMPANIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2009 AND 2008

8. Administrative Expenses

	December 31, 2009	December 31, 2008
Indirect labor expenses	$156,835	$354,860
Utilities	16,737	68,731
Office's rents	10,300	34,502
Taxes and duties paid	32,902	100,656
Stationery and other relevant expenses	6,600	8,616
Transportation expenses	22,080	248,989
Advertising expenses	-	2,361
Various expenses	4,475	85,337
Executive Salary	584,449	367,690
Depreciation	72,932	34,540
Total	$906,860	$1,306,282

9. Commitments and Contingencies

Employment Agreements

Stavros X. Mesazos and certain other officers of the Company and its subsidiaries have employment agreements executed in February 2010 which provide for payments of annual salary, deferred salary, incentive bonuses and certain benefits if their employment is terminated without cause.

Self-Insurance Product and Workmanship Liability and Personal Injury for Company and Projects

As is customary in Greece, the Company does not provide health insurance for its employees. We do contribute for each employee monthly into the Government Social Security and Pension Program, referred to as IKA, an amount each month that is tied to each employee’s wage or salary.

The Company carries required risk liability and property damage insurance on its operations and personnel. For each project, we carry property damage, bodily injury and completion coverage for the project operations and the assigned personnel. Our liability coverage is without limitation and includes insurance against any criminal actions on the part of our employees during the course of their employment. There are no deductibles on any risk that we have insured. All insurance coverage is apportioned across the market and is awarded based upon ratings and rates of the respective insurers.

Litigation

None pending.

STAVROS MESAZOS GROUP OF COMPANIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2009 AND 2008

Purchase Commitments

To manage the risk of changes in material prices and subcontracting costs used preparing the applications for grant submittals and for the construction contracts, we obtain firm quotations from suppliers and subcontractors before submitting an application. These quotations typically do not include any quantity guarantees. As soon as we are advised that our proposal is accepted, we enter into firm contracts with our material suppliers and sub-contractors, thereby mitigating the risk of future price variations affecting the contract costs.

10. Related Party Transactions

During the course of business, the Company’s principal owner, Stavros Mesazos, withdrew money from the Company to facilitate the financing of some of its customers. These receivables were non-interest bearing and did not have a stated due date. As of December 31, 2009, these receivables had been settled and these obligations no longer existed. As of December 31, 2008 these receivables totaled $9,793,605. Mr. Mesazos also withdrew $16,985,367 and $3,025,368 in 2009 and 2008, in the form of owner draws, and contributed $18,793,306 to the Company during 2009.

During 2008, the Company began leasing its headquarters from its principal owner at a rate of $36,500 per year. The Company determined that this rate was at market value.

11. Concentrations

Customers

The following table shows contract revenues generated by the Company’s customers that accounted for more than 10% of revenues for a particular year

	December 31, 2009		December 31, 2008
	Revenues	% of Revenues	Revenues	% of Revenues
ATI S.A.	$9,970,135	27.6%	$7,020,066	11.3%
ΒΙΟΜΗΧΑΝΙΚΑ ΣΦΑΓΕΙΑ ΑΧΕΛΩΟΥ ΑΕ	4,580,666	12.7%	*	*
SOVIMO HELLAS ΑΕ	3,977,431	11.0%	*	*
KATERSIGMENI PAPATA S.A.	*	*	8,681,237	14.0%

* Represents less than 10% of the revenue for a particular year.

Most, if not all, of the Company’s customers rely heavily on the EU Grant program as a significant amount of their financing for the projects undertaken by the Company in any given year. In 2009 and 2008, all of the Company’s customers received some sort of grant from the EU for up to 50% of the project’s cost. Also, all of the Company’s customers to date have been located in the country of Greece.

STAVROS MESAZOS GROUP OF COMPANIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2009 AND 2008

12. Subsequent Events

In October 2009, the Company entered into an agreement to combine with Aegean Earth & Marine Corporation, a Cayman Island company, in an interest for interest exchange in which all of the Company’s interests would be exchanged for ordinary shares of Aegean Earth & Marine Corporation. This transaction, which closed in February, 2010 and was reported on Form 8-K on February 16, 2010, results in the Company owning a controlling interest in Aegean Earth & Marine Corporation. Pursuant to this transaction, the combined company received $4.5 million in equity financing from outside investors.

During 2010 as a part of the transaction with Aegean Earth & Marine Corporation a new Company, Temhka, S.A. was formed. All contracts and activities have been assigned to this Company going forward.

These financial statements have been translated using the exchange rates at and for the period ended December 31, 2009. Due to decreasing exchange rates the balances would be significantly different if converted today.